Exhibit 99.1
Patrick C. Lee
Director, Investor and Media Relations
1.800.2GEVITY (1.800.243.8489), x3301
patrick.lee@gevity.com
GEVITY RECEIVES $33.1 MILLION OF RETURNED
WORKERS’ COMPENSATION COLLATERAL
BRADENTON, FL, September 25, 2008 — Gevity (NASDAQ: GVHR), which serves as the full-service human resources department for small and mid-sized businesses, today announced it has recently received a return of $33.1 million of excess workers’ compensation collateral from AIG Commercial Insurance (“AIGCI”). This cash infusion compares favorably to Gevity’s prior estimate of $17 million.
Gevity has also reached agreement with AIGCI whereby AIGCI will waive approximately $14.0 million in workers’ compensation collateral payments from a Gevity-related company during the fourth quarter of 2008.
“We are pleased to realize a higher than expected return of our excess cash collateral related to our workers’ compensation program,” commented Garry J. Welsh, Chief Financial Officer. “This return of collateral reflects favorable claims cost trends, which are largely the result of our effective underwriting practices, claims management controls and our strong relationship with AIG Commercial Insurance.”
About Gevity
Gevity is a leading provider of HR solutions. We help small businesses nationwide maximize performance by providing world-class HR expertise and services — including payroll, benefits, administrative processing, risk management, policies and procedures, new hire support, performance management, and employee development and retention.
A copy of this press release is also available from the Company’s Web site at gevity.com.
Pursuant to the Private Securities Litigation Reform Act of 1995, the Company is hereby providing cautionary statements to identify important factors that could cause the Company’s actual results to differ materially from forward-looking statements contained in, or implied by, this press release. Forward-looking statements are those that express expectations, beliefs, plans, objectives, assumptions or future events or performance that are not historical facts. They are often expressed through the use of words or phrases such as “will result,” “are expected to,” “anticipated,” “plans,” “intends,” “will continue,” “estimated,” “projection,” “preliminary,” “forecast” and similar expressions. The results or events contemplated by forward-looking statements are affected by known and unknown risks that may cause the actual results of the Company to differ materially from any future results expressed or implied by such forward-looking statements. Many of these risks are beyond the ability of the

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Company to control or to predict, such as risks relating to the following: to the Company’s guidance, including the challenges to achieve its growth strategy, gaining new client employees, while passing on increased pricing for its services, including professional service fees, retaining clients through annual benefit enrollment, the Company’s dependence on technology services, the adequacy of the Company’s insurance-related loss reserves, the availability of insurance coverage for workers’ compensation and medical benefits, damage due to hurricanes and other natural disasters, risks inherent in the Company’s acquisition strategy and its ability to successfully assimilate acquired entities, the Company’s dependence on third-party technology licenses, the Company’s dependence on key personnel, qualified service consultants and sales associates, fluctuations in the Company’s quarterly results, variability in health insurance claims, state unemployment tax rates and workers’ compensation rates, liabilities resulting from the Company’s co-employment relationship with its clients, credit risks associated with the Company’s large clients, short termination provisions in the Company’s professional services agreements, financial related concerns at clients which result in fewer employees or a termination of the relationship, the Company’s geographic market concentration, collateral requirements of the Company’s insurance programs, regulatory compliance, Internet and related data security risks, potential liabilities as a consequence of potentially being deemed an “employer” under ERISA and other tax regulations as well as other civil liabilities, challenges to expansion due to varying state regulatory requirements, competition and risks relating to recovering insurance premiums paid to a Bermuda reinsurance Company. These and other factors are described in the Company’s filings with the Securities and Exchange Commission, including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which such statement is made and the reader should not place undue reliance on any forward-looking statement. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.
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